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                                                                   EXHIBIT 10.16

                     MASTER LABORATORY SERVICES AGREEMENT


     THIS MASTER LABORATORY SERVICES AGREEMENT ("Agreement"), dated the 22nd day of March 1999, when signed by both parties, will set forth the terms and conditions between ADVANCED LIFE SCIENCES, an Illinois corporation with its principal offices located at 12305 South New Avenue, Suite O, Lemont, IL 60439 ("Sponsor") and MEDICHEM RESEARCH, INC., an Illinois corporation with its principal offices located at 12305 South New Avenue, Lemont, IL 60439 ("MCR"), under which MCR agrees to provide laboratory services to Sponsor as set forth below.

Sponsor and MCR agree as follows:


1. Services. MCR shall provide study planning consultation on laboratory design, laboratory analysis, and/or data management services as requested by Sponsor from time to time during the term of this Agreement. The specific details of each assignment or task will be separately negotiated and specified in writing on terms acceptable to the parties and otherwise subject to the terms and conditions of this Agreement (each such writing, a Confirmation of Central Laboratory Services ("CCLS")) in a document substantially in the form of Appendix I to this Agreement.
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2.   Payment of Fees and Expenses.

     (a) Each CLS shall contain a provisional services budget for the payment of MCR's services to be performed pursuant to such CLS. Sponsor shall reimburse MCR for all reasonable and necessary travel and lodging expenses incurred in the performance of its services which have been requested or approved by Sponsor.

     (b) Any special capital equipment that MCR is required to purchase to conduct these services for Sponsor hereunder will be billed to Sponsor, provided Sponsor has given its prior written consent to MCR.

     (c) MCR will invoice Sponsor monthly or as separately agreed for services rendered under any CLS and Sponsor shall pay all amounts of MCR's itemized invoices for work completed according to terms agreed upon within each CLS. Each invoice will reflect MCR's application of any amounts advanced by Sponsor.

3. Term. This Agreement shall commence on the date of execution and shall continue until terminated as hereinafter provided by either party.


4.   Confidentiality.

     (a) It is understood that during the term of this Agreement and each CCLS, MCR and its employees may be exposed to data and information which is confidential and proprietary to Sponsor. All such data and information ("Sponsor Confidential Information") made available, disclosed or otherwise made known to MCR as a result of services under this Agreement or under any CCLS and designated in writing as confidential shall be considered confidential and shall be considered the sole property of Sponsor. All information regarding laboratory services, laboratory management and all information regarding MCR's operations, including but not limited to MCR Property (as defined in Section 5 below), disclosed by MCR to Sponsor in connection with this Agreement or any CCLS is proprietary, confidential information belonging to MCR (the "MCR Confidential Information", and
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together with the Sponsor Information, the "Confidential Information"). The
Confidential Information shall be used by the receiving party and its employees only for purposes of performing the receiving party's obligations hereunder or under any CCLS. Each party agrees that it will not reveal, publish or otherwise disclose the Confidential Information of the other party to any third party without the prior written consent of the disclosing party.

     (b) The foregoing obligations shall not apply to Confidential Information which:

          (i) is or becomes generally available to the public other than as a result of a disclosure by the receiving party;

          (ii) becomes available to the receiving party on a non-confidential basis from a source which is not prohibited from disclosing such information by a legal, contractual or fiduciary obligation to the disclosing party;

          (iii) the receiving party develops independently of any disclosure by the disclosing party;

          (iv) was in the receiving party's possession or known to the receiving party prior to its receipt from the disclosing party; or

          (v)    is required by law to be disclosed.

     (c) This obligation of confidentiality and non-disclosure shall remain in effect for a period of five years after the termination of this Agreement.


5.   Property Ownership.

     (a) All data and information necessary for MCR to conduct project assignments will be forwarded by Sponsor to MCR.

     (b) All data and information generated or derived by MCR as the result of services performed by MCR under this Agreement shall be and remain the exclusive property of Sponsor. Any inventions that may evolve from the data and information described above or as the result of services performed by MCR under this Agreement shall belong to Sponsor, and MCR agrees to assign its rights in any inventions and/or related patents to Sponsor.

     (c) Notwithstanding the foregoing, Sponsor acknowledges that MCR possesses certain inventions, processes, know-how, trade secrets, improvements, other intellectual properties and other assets, including but not limited to laboratory analyses, analytical methods, procedures and techniques, computer technical expertise and software, which have been independently developed by MCR without the benefit of any information provided by Sponsor (collectively MCR Property"). Sponsor and MCR agree that any MCR Property or improvements thereto which are used, improved, modified or developed by MCR under or during the term of this Agreement or any CCLS are the product of MCR's technical expertise possessed and developed by MCR prior to or during the performance of this Agreement and are the sole and exclusive property of MCR. Sponsor further acknowledges that MCR's professional staff possesses certain technical expertise and conceptual expertise in area of laboratory services which have been independently developed by MCR without the benefit of any information provided by Sponsor. Sponsor and MCR agree that such technical expertise, processes, methods, approach or analyses used, improved, modified or developed by MCR under or during the term of the Agreement or any CCLS are the product of MCR's technical
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expertise possessed and developed by MCR prior to the date of this Agreement and are the sole and exclusive property of MCR.


6.   Regulatory Compliance; Inspection.

     (a) In carrying out its responsibilities under this Agreement and each CCLS, MCR agrees to assure that its services are conducted in substantial compliance with all applicable laws, rules and regulations, including but not limited to the U.S. Food, Drug and Cosmetic Act and the regulations promulgated pursuant thereto, and with the standard of care customary in the central laboratory industry.

     (b) Sponsor warrants that neither any assignment or task requested by Sponsor nor the conduct thereof as provided in this Agreement or in any CCLS shall violate any applicable law or regulation. Sponsor shall nonfy MCR promptly in writing of any FDA or other governmental inspection or inquiry concerning any services being rendered by MCR or any study or project to which such services relate.

     (c) Neither MCR nor any of MCR's employees rendering services pursuant to this Agreement is under investigation by the FDA for debarment action or is presently debarred pursuant to the Generic Drug Enforcement Act of 1992. MCR shall notify Sponsor immediately upon any inquiry concerning or the commencement of any such proceeding concerning MCR or any such employee.

     (d) If any governmental or regulatory authority conducts or gives notice to MCR of its intent to conduct an inspection at MCR's facilities or take any other regulatory action with respect to any study or services provided under this Agreement, MCR will promptly give Sponsor notice thereof; including all information pertinent thereto. Sponsor acknowledges that Sponsor may not direct the manner in which MCR fulfills its obligations to permit inspection by governmental entities. It shall not be a breach of this Agreement for MCR to comply with the demands and requests of any governmental entity in accordance with MCR's judgement or to fail to inform and consult with Sponsor before complying with any such demand or request.


7. Conflict of Interest. MCR represents and warrants to Sponsor that MCR is not a party to any agreement which would prevent MCR from fulfilling its obligations under this Agreement, and that during the term of this Agreement, MCR will not enter into an agreement to provide services which would prevent MCR from providing the services contemplated to be provided by MCR under this Agreement or any CCLS.


8.   Indemnification.

     (a) Sponsor shall defend, indemnify and hold harmless MCR, its affiliates and their respective directors, officers, employees and agents (each, an "Indemnified Party") from and against any and all losses, claims, actions, damages, liabilities, costs and expenses, (including reasonable attorney's fees and court costs) (collectively, "Losses"), joint or several, relating to or arising from or in connection with this Agreement or any CCLS (including, without limitation, any Losses arising from or in connection with any study, test, product or potential product to which this Agreement or any CCLS relates) or any litigation, investigation or other proceeding relating to any of the foregoing, except to the extent such Losses are determined to have resulted solely from gross negligence or intentional misconduct of the Indemnified Party seeking indemnity hereunder.
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     (b)  MCR shall: (i) give Sponsor notice of any such claim or law suit
(including a copy thereof served upon MCR) within fifteen (15) days after such claim or law suit was served upon MCR, (ii) cooperate with Sponsor and its legal representatives in the investigation of any matter the subject of indemnification, and (iii) not unreasonably withhold its approval of the settlement of any such claim, liability or action by Sponsor that is the subject of this Indemnification provision; provided, however, that MCR's failure to comply with its obligations pursuant to this Section 8(b) shal1 not constitute a breach of this Agreement or relieve Sponsor of Sponsor's indemnification obligations pursuant to Section 8(a) above, except that such indemnification obligations shall be relieved to the extent, if any, that Sponsor's defense of the affected claim, action or proceeding actually was impaired materially thereby.

     (c) If for any reason the foregoing indemnity is unavailable to any Indemnified Party or is otherwise insufficient to hold such Indernnified Party harmless, Sponsor shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss in such proportion as is appropriate to reflect the relative benefits received by Sponsor and MCR and the relative fault of Sponsor and MCR or such other Indemnified Party, as well as any other relevant equitable considerations, subject in all cases to the limitation that in no event shall the collective, aggregate contribution of all Indemnified Parties to all Losses with respect to which contribution is available hereunder exceed the amount of compensation actually received by MCR from Sponsor pursuant to this Agreement for the assignment or task from which such Loss arose.


9. Limitation of Liability. Neither MCR nor its affiliates nor any of its or their respective directors, officers, employees or agents shall have any liability whatsoever under this Agreement or otherwise except with respect to damages directly attributable solely to MCR's gross negligence, intentional misconduct, or breach of this Agreement. Notwithstanding the foregoing, neither MCR nor its affiliates nor any of its or their respective directors, officers, employees or agents shall have any liability for any special, incidental, or consequential damages, including, but not limited to the loss of opportunity, loss of the use of any data or information supplied hereunder, or loss of revenue or profit in connection with or arising out of this Agreement or any CCLS, the services performed by MCR hereunder or thereunder or the existence, furnishing, functioning, or Sponsor's use of any information, documentation or services provided pursuant to this Agreement or any CCLS, even if MCR shall have been advised of the possibility of such damages. In addition, in no event shall the collective, aggregate liability of MCR and its affiliates and their respective directors, officers, employees and agents under this Agreement exceed the amount of compensation actually received by MCR from Sponsor pursuant to this Agreement for the assignment or task from which such liability arose.


10. Review of Work. During the term of this Agreement and each CCLS, MCR will permit Sponsor's representative(s) to examine the work performed hereunder and the specific facilities at which the work is conducted during regular business hours after reasonable notice and in a reasonable manner to determine that the project assignment is being conducted in accordance with the applicable CCLS and that the facilities are adequate; provided, however, that all information disclosed or revealed to or ascertained by Sponsor in connection with any such examination shall be deemed to constitute MCR Confidential Information for purposes of this Agreement.


11. Publication. Publication of project assignment results, in whole or in part, shall be within the sole and absolute discretion of Sponsor. Results may not be published or referred to, in whole or in part, without the prior written consent of Sponsor.
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12.  Termination.

     (a) This Agreement or any CCLS may be terminated with or without cause by Sponsor or by MCR at any time during the term of this Agreement on ninety (90) days prior written notice to MCR or Sponsor, as appropriate.

     (b) Termination of this Agreement shall constitute termination of all CCLSs hereunder. Termination of a CCLS shall constitute a termination of such CCLS only and shall not affect this Agreement or any other CCLSs outstanding hereunder.

     (c)  In the event this Agreement is terminated, Sponsor shall pay to MCR:
(i) any fees for services rendered then due and owing to MCR because of any performance of MCR's obligations hereunder; (ii) all actual costs to complete activities associated with the termination and close out of projects; and (iii) all kit destruction costs as noted in each CCLS. Upon the termination of this Agreement, MCR shall deliver to Sponsor all data and materials provided by Sponsor to MCR for the conduct of services under this Agreement.

     (d) In the event this Agreement is terminated, MCR reserves the right to retain one copy of all material provided by or to Sponsor as the result of or in connection with services performed by MCR under this Agreement or under any CCLS, which copy will remain sealed unless a dispute arises regarding the services performed by MCR hereunder or thereunder,

     (e) Termination of this Agreement or any CCLS hereunder shall not constitute a release or waiver of any right or remedy available to either party in connection herewith or therewith.


13. Independent Contractor Relationship. Notwithstanding any provision herein to the contrary, the parties hereto are independent contractors. MCR acknowledges that it will render services to Sponsor as an independent contractor and that MCR is not an employee of Sponsor.


14.  Insurance.

     (a) As an independent contractor, any personal injury or property damage suffered by MCR, its officers, directors, agents and employees in the course of carrying out any duties under this Agreement will be MCR's sole responsibility, except to the extent such personal injury or property damage occurs on Sponsor's premises and is caused by Sponsor's negligence.

     (b) No workers' compensation insurance shall be obtained by Sponsor concerning MCR. MCR shall comply with workers' compensation laws and shall provide a certificate of workers' compensation insurance, where applicable.


15. Force Majeure and Related Matters. MCR shall not be liable or responsible to Sponsor nor be deemed to have defaulted under or breached this Agreement or any CCLS for or in respect of errors, delays or other consequences arising from Sponsor's failure to provide documents, materials, information or cooperation required
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by MCR in order to perform properly and timely MCR's obligations hereunder or thereunder. Any delay in the performance of any of the duties or obligations of either party hereto (except the payment of money owed) shall not be considered a breach of this Agreement and the time required for performance shall be extended for a period equal to the period of such delay, provided that such delay has been caused by or is the result of any labor disputes, including strikes, lockouts, job actions or boycotts; inability to procure materials; riots; insurrection; embargoes; war; acts of God; acts of the public enemy; inclement weather; fires; explosions; floods or other natural disasters; or other reasons or causes beyond the reasonable control of the party seeking to perform. The party so affected shall give prompt notice to the other party of such cause and shall take whatever reasonable steps are necessary to relieve the effect of such cause as rapidly as possible.


16. Notices. Any notice required or permitted to be given by either party hereunder shall be in writing and shall be deemed given on the date received if delivered personally or three days after the date postmarked if sent by registered or certified U.S. mail, return receipt requested, postage prepaid or by nationally recognized overnight delivery service to the following addresses:

     If to MCR:          Sarawak Medichem Research, Inc.
                         12305 South New Avenue
                         Lemont, IL 60439
                         Attn:  John L. Flavin



     If to Sponsor:      Advanced Life Sciences
                         12305 South New Avenue, Suite O
                         Lemont, IL 60439
                         Attn:  Michael T. Flavin, Ph.D.


17.  Miscellaneous.

     (a) Governing Law. This Agreement and each CCLS shall be construed, interpreted in accordance with and enforced under the laws of the State of Illinois, without regard to the conflict of laws provisions thereof. If any one or more provisions of this Agreement or any CCLS shall be found to be illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     (b) Survival. The obligations of the parties contained in Sections 4, 8, 9 and 11 shall survive the termination of this Agreement.

     (c) Entire Agreement; Amendments. This Agreement, together with each CCLS, contains the entire understanding of the parties with respect to the subject matter herein, and supersedes all previous agreements (oral and written), negotiations and discussions. The parties may modify or amend the provisions hereof only by an instrument in writing duly executed by the parties.

     (d) Binding Agreements and Assignment. This Agreement shall be binding upon and inure to the benefit of Sponsor and MCR and their respective successors and permitted assigns. Neither this Agreement nor any
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of either party's rights hereunder may be assigned or otherwise transferred by either party without the prior written consent of the other; provided, however,
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MCR may in its sole discretion assign at any time any or all of its rights and obligations under this Agreement to any of its corporate affiliates or may utilize any such affiliates to carry out its obligations under this Agreement.

     (e) Waiver. No waiver by either party of any breach of any provision of this Agreement or any CCLS shall constitute a waiver of any other or subsequent breach.

     (f) Headings. The descriptive headings of the sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provision hereof.

     (g) Incorporation by Reference. All exhibits attached hereto shall be deemed to be incorporated herein. In case of any conflict between this Agreement and any such attachment, the terms of this Agreement shall prevail over the attachment.


     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto through their duly authorized officers on the date(s) set forth below.


MEDICHEM RESEARCH, INC.                           ADVANCED LIFE SCIENCES


By:________________________                       By:__________________________
     John L. Flavin


Title: Vice President, Contractual Operations     Title:


Date:_______________________                      Date:________________________